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Exhibit 99.1

JOINT FILING AGREEMENT

        The undersigned each agree that (i) the Statement on Schedule 13D relating to the Common Stock, $.0001 par value, of Overstock.com, Inc. is adopted and filed on behalf of each of them, (ii) all future amendments to such Statement on Schedule 13D will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them, and (iii) the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934 apply to each of them. This agreement may be terminated with respect to the obligation to jointly file future amendments to such Statement on Schedule 13D as to any of the undersigned by such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof as set forth in the Schedule 13D.

        IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the date set forth below.

Dated: November 22, 2002
/s/ PATRICK M. BYRNE Patrick M. Byrne
/s/ JOHN B. PETTWAY John B. Pettway
HIGH PLAINS INVESTMENTS LLC
By:	HAVERFORD VALLEY LC
	By:	/s/ JOHN B. PETTWAY
Name:	John B. Pettway
Title:	Manager
HAVERFORD VALLEY LC
By:	/s/ JOHN B. PETTWAY
Name:	John B. Pettway
Title:	Manager

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  Exhibit 99.1
JOINT FILING AGREEMENT